Exhibit 10.1

FIRST MODIFICATION
TO
AMENDED AND RESTATED PROMISSORY NOTE

THIS FIRST MODIFICATION TO AMENDED AND RESTATED PROMISSORY NOTE (this "Modification") is made and entered into as of the 24th day of October, 2012, to be effective as of September 29, 2012, by and among SAVB HOLDINGS, LLC, a Georgia limited liability company ("Maker"), and LEWIS BROADCASTING CORPORATION, a Georgia corporation ("Holder"), and amends in certain respects the Amended and Restated Promissory Note (the "Note") dated as of June 13, 2012, made by Maker in favor of Holder.

WHEREAS, the Note sets forth the rights and obligations of the parties thereto with respect to the transactions described therein;

WHEREAS, Maker and Holder entered into that certain Waiver and Agreement dated August 7, 2012 (the “Waiver”), pursuant to which the parties acknowledged certain covenant defaults by Maker under the Note and agreed to waive such covenant defaults and to modify the Note in certain respects;

WHEREAS, the parties to the Agreement have determined that it is in the best interest of the parties to modify the Note to reflect the changes mandated by the Waiver; and

WHEREAS, in order to effect the proposed revisions to the Note described above, the Note must be modified and amended in certain respects; and

WHEREAS, the Holder has agreed to waive any covenant defaults by Maker or any Guarantor  for the quarter ended September 30, 2012;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Note, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Defined Terms.  Terms defined in the Note not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.           Modifications to the Note.

(a)           Modification to Section 1.  Section 1 of the Note is hereby amended by deleting the reference to "September 29, 2012" and inserting "September 29, 2013" in lieu therefor.

(b)           Modification to Section 2(a).  Section 2(a) of the Note is hereby amended by deleting the second sentence thereof and inserting the following in lieu therefor:

Each monthly interest payment shall be due on or before the fifth (5th) day of each calendar month; provided, however, that all accrued and unpaid interest as of December 31, 2012 shall be due and payable on December 31, 2012.

(c)           Modification to Section 3.  Section 3 of the Note is hereby amended by deleting the reference to " September 29, 2012" and inserting " September 29, 2013" in lieu therefor.

(d)           Modification to Section 6(f).  Section 6(f) of the Note is hereby amended by inserting the following immediately prior to the “.”

; provided, however, that neither the execution and delivery of that certain Agreement and Plan of Merger, dated as of August 7, 2012, by and between The Savannah Bancorp, Inc. and SCBT Financial Corporation nor the consummation of the transactions contemplated thereby shall be deemed to be a “change of control” hereunder

3.           Default Waiver.   The Holder hereby waives any and all covenant defaults by Maker or any Guarantor under the Note for the quarter ended September 30, 2012.

4.           Effect on the Note.

(a)           On and after the date hereof, each reference in the Note to "this Note," "hereunder," "herein" or words of like import shall mean and be a reference to the Note as amended hereby.

(b)           Nothing contained herein invalidates or shall release or impair any covenant, condition, agreement or stipulation in the Note, and the Note, except as herein supplemented, consolidated and modified, shall continue in full force and effect.

(c)           The execution, delivery and effectiveness of this Modification shall not operate as a waiver of any right, power or remedy of either party for any default under the Note, or constitute a waiver of any provision of the Note.

5.           Governing Law.  This Modification shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Modification as of the 24th day of October, 2012.

SAVB HOLDINGS, LLC

By: /s/ John C. Helmken, II
       John C. Helmken II
       as Manager

By: /s/ R. Steven Stramm
                      R. Steven Stramm
                      as Manager

LEWIS BROADCASTING CORPORATION

By: /s/ Charles E. Izlar
                                                                                                  Charles E. Izlar
                                                                                                   Title:  CFO/Secretary